UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2025

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana, Suite 1200, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	GEL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 28, 2025, Genesis Energy, L.P. (“Genesis” or “we”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Genesis Alkali Holdings Company, LLC, an indirect wholly-owned subsidiary of Genesis (“Seller”), Genesis Alkali Holdings, LLC, an indirect wholly-owned subsidiary of Genesis (“Alkali Holdings”), Ciner Enterprises Inc. (“Purchaser Parent”), and WE Soda US LLC, an affiliate of Purchaser Parent (“Purchaser”), pursuant to which Genesis sold, on February 28, 2025, all of its trona and trona-based exploring, mining, processing, producing, marketing, logistics and selling business through Seller’s disposition of 100% of the equity interests in Alkali Holdings to Purchaser for $1.425 billion in cash, subject to adjustment for closing cash and cash equivalents and approximately $390 million in aggregate principal amount of 5.875% senior secured notes due 2042 issued by a subsidiary of Alkali Holdings, resulting in receipt by Genesis of approximately $1.010 billion, after the payment of anticipated transaction related fees and expenses, on the terms and subject to the conditions set forth in the Purchase Agreement. We refer to that business as the “Alkali Business” and the divestiture of the Alkali Business as the “Alkali Business Divestiture”. In connection with the closing of the Alkali Business Divestiture, Edward T. Flynn ceased to serve as Executive Vice President of Genesis’s general partner and President of our soda and sulfur services segment. Mr. Flynn will work on transition matters for Genesis until his retirement on June 30, 2025. The Purchase Agreement contains customary representations and warranties, covenants and agreements.

Credit Agreement Amendment

On February 27, 2025, Genesis entered into a Second Amendment and Consent (the “Credit Agreement Amendment”) to the Seventh Amended and Restated Credit Agreement dated as of July 19, 2024 (as amended by the First Amendment to the Seventh Amended and Restated Credit Agreement, dated as of December 11, 2024, and as may be further amended, supplemented or restated from time to time, as so amended the “Credit Agreement”), among Genesis, as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A., as syndication agent, and the lenders party thereto, which resulted in several changes to the Credit Agreement terms, including, among other things, to (i) permit the entry into and performance of the transactions and agreements relating to the Alkali Business Divestiture pursuant to the Purchase Agreement by Genesis and its subsidiaries; (ii) permit the designation of Seller, Alkali Holdings, Genesis Alkali, LLC, Genesis Alkali Wyoming, LP, and American Natural Soda Ash Corporation as unrestricted subsidiaries under the Credit Agreement; and (iii) substantially concurrently with the consummation of the Alkali Business Divesture pursuant to the Purchase Agreement, (a) reduce the total borrowing capacity provided under the Credit Agreement from $900 million to $800 million; (b) permit unlimited cash netting against our outstanding debt for purposes of our consolidated leverage ratio and consolidated senior secured leverage ratio calculations if our credit facility provided under the Credit Agreement is undrawn as of the last day of a test period for such ratios, or otherwise permit a maximum cash netting of $25 million; and (c) permit the repurchase of our unsecured indebtedness under certain circumstances that will allow us to opportunistically purchase private or public securities across our capital structure. Following the execution of the Credit Agreement Amendment, Genesis designated Seller, Alkali Holdings, Genesis Alkali, LLC, Genesis Alkali Wyoming, LP, and American Natural Soda Ash Corporation as unrestricted subsidiaries under the Credit Agreement.

The foregoing summaries of the Purchase Agreement and the Credit Agreement Amendment are qualified in their entirety by reference to the full text of such agreements, as applicable, copies of which are attached as Exhibit 2.1 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and incorporated into this Item 1.01 by reference. The representations and warranties of the parties to the Purchase Agreement and of Genesis in the Credit Agreement and the Credit Agreement Amendment were made only for purposes of such agreements and as of specific dates and were solely for the benefit of the other parties to the Purchase Agreement and the lenders party to the Credit Agreement and the Credit Agreement Amendment, respectively. Each of the Purchase Agreement, the Credit Agreement and the Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about Genesis or Purchaser Parent and their respective subsidiaries or the assets acquired from Genesis and its affiliates. The representations and warranties made by Alkali Holdings, Seller and Purchaser in the Purchase Agreement, and Genesis in the Credit Agreement and the Credit Agreement Amendment, may be (i) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and (ii) with respect to the Purchase Agreement, qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Unrestricted Subsidiary Designation

On February 27, 2025, Genesis also designated Seller, Alkali Holdings, Genesis Alkali, LLC, Genesis Alkali Wyoming, LP, and American Natural Soda Ash Corporation as unrestricted subsidiaries under the indenture dated May 21, 2015, by and among Genesis, Genesis Energy Finance Corporation, the guarantors party thereto and Regions Bank, as trustee, as amended and supplemented by the fourteenth, fifteenth, sixteenth, seventeenth, eighteenth, nineteenth, twentieth, twenty-first and twenty-second supplemental indentures thereto, dated as of January 16, 2020, December 17, 2020, June 28, 2021, May 17, 2022, January 25, 2023, February 28, 2023, December 7, 2023, May 9, 2024 and December 19, 2024, respectively, relating to the 8.0% Senior Notes due 2027 (the “2027 Notes”), 7.750% Senior Notes due 2028, 8.250% Senior Notes due 2029, 8.875% Senior Notes due 2030, 7.875% Senior Notes due 2032 and 8.000% Senior Notes due 2033 issued by Genesis and Genesis Energy Finance Corporation.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the execution of the Purchase Agreement and the closing of the Alkali Business Divestiture is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

On March 4, 2025, Genesis delivered a notice of redemption to holders of the 2027 Notes, providing for the redemption by Genesis of all of the outstanding principal amount of the 2027 Notes on April 3, 2025, at a redemption price of 102% of the principal amount thereof, plus accrued and unpaid interest.

A copy of the press release announcing the redemption of the 2027 Notes is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined consolidated financial information of Genesis as adjusted to give effect to the Alkali Business Divestiture is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(d)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

2.1#	Membership Interest Purchase Agreement, dated February 28, 2025, by and among Genesis Energy, L.P., Genesis Alkali Holdings, LLC, Genesis Alkali Holdings Company, LLC, Ciner Enterprises Inc., and WE Soda US LLC.

10.1	Second Amendment and Consent to Seventh Amended and Restated Credit Agreement, dated as of February 27, 2025, among Genesis Energy, L.P., as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A., as syndication agent, and the lenders party thereto.

99.1	Press release dated March 3, 2025.

99.2	Press release dated March 4, 2025.

99.3	Unaudited pro forma condensed combined consolidated financial information of Genesis Energy, L.P.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

#	Exhibits and Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)

GENESIS ENERGY, LLC,
	By:	sole general partner

Date: March 5, 2025	By:	/s/ Kristen O. Jesulaitis
Kristen O. Jesulaitis
Chief Financial Officer and Chief Legal Officer